UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2017

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four proposals were acted on at the 2017 Annual Meeting: (1) The election of three Class III Directors, (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, (3) an advisory approval vote on executive compensation, and (4) an advisory vote on the frequency of future advisory votes to approve executive compensation. Tejon Ranch Co. stockholders elected all three of the Class III Directors, approved the appointment of Ernst & Young LLP, approved the advisory vote on executive compensation, and approved that an advisory vote to approve executive education should occur every year.

Following are the votes cast for or withheld for each Director:

	For	Withheld	Not voted
Gregory S. Bielli	16,394,394	522,597	2,568,034
Anthony L. Leggio	11,889,359	5,027,632	2,568,034
Norman J. Metcalfe	11,693,163	5,223,828	2,568,034

Following are the votes cast for and against ratification of the independent public accounting firm:

For	Against	Abstain
19,231,736	199,751	53,538

Following are the votes cast related to the advisory approval vote on executive compensation:

For	Against	Abstain	Not voted
10,241,226	6,571,201	104,564	2,568,034

Following are the votes cast related to the advisory vote on the frequency of future advisory votes to approve executive compensation:

1 Year	2 Years	3 Years	Abstain	Not voted
15,927,124	30,601	901,770	57,496	2,568,034

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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